EXHIBIT 5.1

                                                                                                                                                                                                                   TRI-CITIES TENNESSEE/VIRGINIA
BAKER                                                                                                                                                                                                       100 MED TECH PARKWAY
DONELSON                                                                                                                                                                                                SUITE 200
BEARMAN, CALDWELL                                                                                                                                                                          JOHNSON CITY, TENNESSEE  37604
& BERKOWITZ, PC                                                                                                                                                                                  PHONE:  423.928.0181
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                                                                                                                                                                                                                   JOHNSON CITY, TENNESSEE  37602

                                                                                                                                                                                                                   www.bakerdonelson.com

November 30, 2007

Provectus Pharmaceuticals, Inc.
7327 Oak Ridge Highway
Knoxville, Tennessee 37931

Re:	Provectus Pharmaceuticals, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Provectus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by the Selling Stockholders listed therein of up to 24,977,921 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), which includes shares issuable upon the exercise of warrants, as described in the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Articles of Incorporation and Bylaws of the Company, as amended to date, (ii) minutes and records of the corporate proceedings of the Company with respect to the Common Stock, (iii) the Registration Statement and exhibits thereto, (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Tennessee, the State of Nevada and the federal laws of the United States of America.

ALABAMA	GEORGIA	LOUISIANA	MISSISSIPPI	TENNESSEE	WASHINGTON, D.C.	BEIJING, CHINA

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below and assuming the compliance with applicable state securities laws, we are of the opinion that the Common Stock, other than the shares issuable upon the exercise of warrants, are duly authorized, fully paid and nonassessable, and that the shares issuable upon the exercise of warrants, when duly issued and delivered in accordance with the terms of the warrants, will be duly authorized, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Tennessee, the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

BAKER, DONELSON, BEARMAN, CALDWELL &
BERKOWITZ, P.C.